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                                                                    EXHIBIT 99.1


Contact:

Investors:                                                Media:
Ann Tanabe                                                Brad Miles
Encysive Pharmaceuticals                                  BMC Communications
(713) 796-8822                                            (212) 477-9007 ext. 17

Hershel Berry
The Trout Group
(415) 392-3385

FOR IMMEDIATE RELEASE

   ENCYSIVE PHARMACEUTICALS REITERATES GUIDANCE FOR STRIDE-2 TRIAL ENROLLMENT


HOUSTON, TX - JULY 6, 2004 - Encysive Pharmaceuticals (NASDAQ: ENCY) today confirmed that enrollment in the STRIDE-2 clinical trial is expected to complete in the third quarter of 2004. Enrollment is close to three quarters complete in this 240 patient study. The Company expects to provide its next update when STRIDE-2 has been fully enrolled.

STRIDE-2 is a Phase III, randomized, double-blind, placebo-controlled safety and efficacy study of Thelin(TM) treatment with an open-label bosentan arm in patients with pulmonary arterial hypertension (PAH). Patients are randomized to receive one of four treatments: Thelin 50 mg once daily, Thelin 100 mg once daily, placebo once daily, or bosentan twice daily according to the package insert. The duration of the trial is 18 weeks.

ABOUT THELIN(TM) AND PAH

Thelin is a small molecule that blocks the action of endothelin, a potent mediator of blood vessel constriction and growth of smooth muscle in vascular walls. Endothelin receptor antagonists may prove to be effective in the treatment of a variety of diseases where the regulation of vascular constriction is important. Thelin is 6,500 fold selective in the targeting of the endothelin A receptor.

Pulmonary arterial hypertension (PAH) is a condition that involves high blood pressure and structural changes in the walls of the pulmonary arteries, which are the blood vessels that connect the right side of the heart to the lungs. PAH causes shortness of breath, limits activity, and is eventually fatal unless treated successfully with heart and lung transplant. Primary and secondary PAH are estimated to afflict approximately 80,000 to 100,000 people worldwide, many of whom are children and young women.

Side effects of Thelin(TM) seen in the program to date, and which occurred more frequently than in placebo, include liver dysfunction (increased ALT and AST), headache, edema,


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                                                                    EXHIBIT 99.1


constipation, nasal congestion and flushing. Because Thelin inhibits the metabolism of warfarin, the dose of warfarin should be adjusted downward when co-administered with Thelin.

ABOUT ENCYSIVE PHARMACEUTICALS

Encysive Pharmaceuticals Inc., a biopharmaceutical company focused on the discovery, development and commercialization of novel drugs, is recognized for our expertise in small molecule drug development and vascular biology. Argatroban, our first FDA-approved product, is being marketed by GlaxoSmithKline for heparin-induced thrombocytopenia. Encysive Pharmaceuticals is in Phase III development of the endothelin antagonist, Thelin, for pulmonary arterial hypertension. Our majority-owned affiliate, Revotar Biopharmaceuticals AG, is in Phase II development with the selectin antagonist bimosiamose in asthma, psoriasis and atopic dermatitis. Encysive Pharmaceuticals has several other research and development programs ongoing for a range of cardiovascular and inflammatory diseases. To learn more about Encysive Pharmaceuticals please visit our web site: www.encysive.com.

This press release contains "forward-looking statements" within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those risks, trends and uncertainties are timing and cost of our clinical trials, attainment of research and clinical goals and milestones of product candidates, attainment of required government approvals, sales levels of our products and availability of financing and revenues sufficient to fund development of product candidates and operations. In particular, careful consideration should be given to cautionary statements made in the various reports Encysive Pharmaceuticals, including as Texas Biotechnology Corporation, has filed with the Securities and Exchange Commission. The Company undertakes no duty to update or revise these forward-looking statements.

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